UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240.14a-12

Cabela’s Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

FINAL CAB All Outfitter FAQ

1.	What was announced today?

•	Today, we announced that we have entered into a definitive merger agreement with Bass Pro Shops.

•	We also announced that upon closing the transaction, Cabela’s will commence a multi-year partnership agreement with Capital One, under which Capital One will service the Cabela’s CLUB Visa card.

•	The transaction is expected to close in the first half of 2017, subject to regulatory approvals and other customary closing conditions.

2.	Who is Bass Pro Shops?

•	Bass Pro Shops is a leading national retailer of outdoor gear and apparel. They were founded in 1972 by Johnny Morris, with 99 stores and Tracker Marine Centers located primarily in the eastern part of the U.S. and Canada.

•	Bass Pro Shops employs approximately 20,000 team members and has been named by Forbes as one of “America’s Best Employers.”

3.	What does it mean to become a private company?

•	Going private means that Cabela’s stock will no longer be publicly traded on the stock market and the trading of our stock on the NYSE will cease on the date the transaction closes. Cabela’s was a private company before our initial public offering in 2004.

•	Please keep in mind that until the close of the transaction – which is expected to occur in the first half of 2017 – we will remain an independent, public company.

4.	Why did Cabela’s agree to combine with Bass Pro Shops?

•	The combination of Bass Pro Shops and Cabela’s will create the truly premier retailer in outdoor sporting goods, with an unparalleled commitment to customer loyalty and satisfaction.

•	A driving force behind this agreement is the highly complementary business philosophies, product offerings, expertise, and geographic footprints of Bass Pro Shops and Cabela’s. The essence of both companies is a deep passion to serve outdoor enthusiasts and support conservation.

•	The combination also brings together three of the nation’s premier sporting brands: Cabela’s, a leader in hunting; Bass Pro Shops, a leader in fishing; and White River Marine Group, a worldwide leader in boating, which has been a part of Bass Pro Shops since 1978.

•	Bass Pro Shops understands that Cabela’s is a truly iconic brand with a deeply loyal customer base, a best-in-class customer rewards program, dedicated outfitters and an outstanding culture of service. Bass Pro Shops intends to celebrate and grow the Cabela’s brand and will build on qualities that respective customers love most about Cabela’s and Bass Pro Shops.

•	Combining our complementary outdoor recreation brands will create a stronger, unified company with enhanced reach, allowing us to serve more communities and customers.

5.	Why did we sell World’s Foremost Bank to Capital One?

•	Certain regulatory restrictions limit the ability to transition ownership of World’s Foremost Bank.

•	Capital One is a leading financial institution with a long track record of successfully operating programs such as our CLUB Visa portfolio.

•	This transaction aligns Cabela’s with a strong partner that is committed to operating this program with the same care and customer-focused approach as Cabela’s has since its inception.

6.	When is the transaction expected to close? What approvals are needed?

•	The transaction is expected to close in the first half of 2017 and is subject to approval by Cabela’s shareholders, as well as subject to regulatory approvals and customary closing conditions.

7.	Will there be any employee impact at Cabela’s?

•	Bass Pro Shops recognizes the role our employees play in Cabela’s success.

•	Keep in mind that today’s announcement is just the first step, and there is a lot of planning to be done.

•	While it is difficult to predict any outcomes at this time, we are committed to keeping you informed throughout this process and as more decisions are made.

8.	Will there be any changes to employee compensation, benefits and plans?

•	Until the merger is completed, Cabela’s and Bass Pro Shops remain independent companies and your salary and benefits remain unchanged.

•	Of course, it is early in this process and compensation and benefit matters will be determined and communicated to you near or after closing of the merger.

9.	What are the integration plans? What can Cabela’s employees expect in the interim?

•	As it is very early in the process, there are still many decisions to be made.

•	Both Cabela’s and Bass Pro Shops will appoint integration planning leaders to ensure a smooth integration. We expect a number of Cabela’s employees will be involved in the integration efforts.

•	We are committed to keeping you updated as information is available.

10.	What will happen to the Cabela’s name and our brands?

•	Bass Pro Shops recognizes the strength and value of the Cabela’s brand and is committed to maintaining it in the marketplace. Additional details will be announced prior to the close of the transaction.

•	As part of the integration process, the integration team will develop a detailed plan, which will include decisions such as name and branding.

11.	Where will the combined company be headquartered and who will lead it?

•	Johnny Morris, the majority owner and Chief Executive Officer of Bass Pro Shops, will continue to serve as CEO of the combined company and the company will be headquartered in Springfield, Missouri. The management team for the combined company is expected to draw upon the experienced group of leaders from both companies.

•	Bass Pro Shops respects our deep roots – both in Nebraska and in all of the communities where we operate – as well as our unique culture that can be felt in Cabela’s stores across North America.

•	Of course, it is early in this process and compensation and benefit matters will be determined and communicated to you near or after closing of the merger.

12.	What will happen to Cabela’s headquarters in Sidney and Lincoln?

•	Bass Pro Shops recognizes our strong commitment to unparalleled customer care and support for the communities we serve, and understands the importance of our deep Nebraska roots in Cabela’s success.

•	Bass Pro Shops intends to continue to maintain important bases of operations in Sidney and Lincoln

•	As it is very early in the process, there are still many decisions to be made, and the integration team will develop a detailed plan.

•	Additional details will be announced prior to the close of the transaction.

13.	What does this mean for our customers?

•	We believe the transaction will result in significant benefits to our customers.

•	The combination of Bass Pro Shops and Cabela’s will create the truly premier retailer in outdoor sporting goods, with an unparalleled commitment to customer loyalty and satisfaction.

•	Combining our two distinct outdoor recreation brands will create a stronger, unified company with enhanced reach, allowing us to serve more communities and customers.

•	By combining forces with Bass Pro Shops we will provide them with access to more locations and a broader selection of products and services.

•	Through our broad networks of relationships with the world’s leading brands, together, the combined company will offer customers the greatest selection of outdoor recreation equipment and apparel in North America.

•	Bass Pro Shops understands that Cabela’s is a truly iconic brand with a deeply loyal customer base, a best-in-class customer rewards program, dedicated outfitters and an outstanding culture of service. Bass Pro Shops intends to celebrate and grow the Cabela’s brand and will build on qualities that respective customers love most about Cabela’s and Bass Pro Shops.

14.	What does this mean for customers enrolled in Cabela’s CLUB points program and who use the CLUB Visa card?

•	Bass Pro Shops and Capital One currently expect to operate the Cabela’s CLUB Visa program without change or interruption and customers should see no change to their point balance or how they earn and redeem points.

•	Bass Pro Shops recognizes the strength of Cabela’s CLUB Loyalty program and intends to honor Cabela’s customer rewards and sees potential over time to expand the program in the combined company.

15.	What do I do if I am asked about the transaction by an external party?

•	It is important that we speak with one voice. Consistent with our communications policy, please immediately forward any inquiries you may receive to Corporate Communications at (308) 255-1204.

16.	Whom do I contact with questions? Where can I go for more information?

•	We understand that you will have many questions about what this announcement means for you and we will continue to communicate with you regarding the process as it proceeds.

•	If you have any questions or concerns, please do not hesitate to ask your manager.

17.	What does this mean for customers who have or plan to purchase Cabela’s Gift Cards?

•	Cabela’s will continue to honor and offer Cabela’s gift cards.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Cabela’s Incorporated (the “Company”) or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, Bass Pro Group, LLC (“Bass Pro Group”) and a wholly-owned subsidiary of Bass Pro Group. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement. However, such documents are not currently available. The definitive proxy statement will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.cabelas.com under the heading “SEC Filings” in the “Investor Relations” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement and any filings with the SEC that are incorporated by reference in the definitive proxy statement by contacting the Company’s Investor Relations Department at (308) 255-7428.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the fiscal year ended January 2, 2016 and Amendment No. 1 thereto, which were filed with the SEC on February 22, 2016 and April 29, 2016, respectively, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.